Exhibit 99.1

        Waste Connections Reports Second Quarter 2004 Results

    FOLSOM, Calif.--(BUSINESS WIRE)--July 21, 2004--Waste Connections, Inc. (NYSE:WCN)

    -- Reports earnings per share of $0.42 excluding cost for early retirement of debt

    -- Second quarter revenue and net income excluding cost for early retirement of debt increased 15.6% and 22.0%, respectively

    --  Reports internal growth of 2.6% price and 1.3% volume

    Waste Connections, Inc. (NYSE:WCN) today announced second quarter earnings of $0.42 per share, a non-GAAP measure, on a diluted basis of
49.4 million shares, excluding a $1.5 million pre-tax expense ($1.1 million net of taxes) for early retirement of convertible notes, a 13.5% increase over diluted earnings per share of $0.37 in the second quarter of 2003. Including the cost for early retirement of convertible notes, the Company reported diluted earnings per share of $0.39 in the second quarter. Revenue for the second quarter of 2004 was $160.6 million, a 15.6% increase over revenue of $138.9 million in the second quarter of 2003. Operating income for the second quarter of 2004 was $40.4 million, a 9.1% increase over operating income of $37.0 million in the second quarter of 2003. Net income in the quarter excluding the cost for early retirement of debt was $20.3 million, a non-GAAP measure, a 22.0% increase over the year ago period.
    For the six months ended June 30, 2004, revenue was $309.8 million, a 15.9% increase over revenue of $267.3 million in the year ago period. Operating income for the six months ended June 30, 2004 was $75.5 million, a 7.6% increase over operating income of $70.2 million for the same period in 2003. Net income excluding the charge for early retirement of debt for the six months ended June 30, 2004 was $36.5 million, a non-GAAP measure, a 17.5% increase over net income of $31.1 million before a gain resulting from the cumulative effect of adopting SFAS No. 143 in the prior year period. Including the cost for early retirement of convertible notes, diluted earnings per share for the six months ended June 30, 2004 was $0.75. Excluding the charge for early retirement of debt in the six month period ended June 30, 2004, diluted earnings per share was $0.77, a non-GAAP measure, an increase of 11.6% over diluted earnings per share of $0.69 before the gain on accounting change in the year ago period.
    Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, said, "We continue to be very pleased with our performance this year. Internal growth continues to track ahead of initial expectations, and we are seeing the seasonal revenue and margin improvements that had been expected into the third quarter. The conversion into equity of over $120 million of convertible notes in the second quarter resulted in the Company having one of the strongest balance sheets in our industry. As a result, we initiated a $200 million, two-year stock repurchase program targeting almost 15% of outstanding shares in order to rebalance our capital structure, and we got off to a good start repurchasing our stock in the quarter. On the acquisition front, we completed the previously announced acquisition of an exclusive market, G Certificate company in Eastern Washington. Also in Washington, we agreed to sell a non-integrated collection operation and entered into a long-term disposal contract with the buyer. Additionally, we signed an agreement with another publicly traded company for a multi-market asset swap where each company will improve its respective market positions through a swap of its integrated asset position in one market for an integrated asset position in another market. This asset swap is expected to be completed by the end of the third quarter and is subject to certain closing conditions, including local government consents."
    Waste Connections will be hosting a conference call related to second quarter earnings on July 22nd at 8:30 A.M. Eastern Time. We will be broadcasting our quarterly conference call live over the Internet at www.streetevents.com and through a link on our web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.
    Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million commercial, residential and industrial customers from a network of operations in 23 states. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California. For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

    For non-GAAP measures, see accompanying Non-GAAP Reconciliation
Schedule.

    Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) difficulties in making acquisitions, acquiring exclusive contracts and generating internal growth may cause Waste Connections' growth to be slower than expected; (2) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (3) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (4) Waste Connections competes for acquisition candidates with other purchasers, some of which have greater financial resources than it does, and these other purchasers may be able to offer more favorable acquisition terms, thus limiting Waste Connections' ability to grow through acquisition; (5) timing of acquisitions may cause fluctuations in Waste Connections' quarterly results, which may cause its stock price to decline; (6) rapid growth may strain Waste Connections' management, operational, financial and other resources;
(7) Waste Connections may be unable to compete effectively with governmental service providers and larger and better capitalized companies, which may result in reduced revenues and lower profits; and
(8) Waste Connections may lose contracts through competitive bidding, early termination or governmental action, which would cause its revenues to decline. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q. There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


                        WASTE CONNECTIONS, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
           THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2004
                              (Unaudited)
          (in thousands, except share and per share amounts)


                        Three months ended       Six months ended
                             June 30,                June 30,
                      -----------------------------------------------
                            2003        2004        2003        2004
                      ----------- ----------- ----------- -----------

Revenues                $138,883    $160,561    $267,337    $309,820
Operating expenses:
 Cost of operations       77,427      90,889     149,248     175,952
 Selling, general and
  administrative          13,179      15,445      26,060      31,040
 Depreciation and
  amortization            11,282      13,851      21,862      27,295
                      ----------- ----------- ----------- -----------
Operating income          36,995      40,376      70,167      75,533

Interest expense          (7,786)     (5,174)    (15,836)    (11,998)
Minority interests        (2,593)     (3,054)     (4,875)     (5,685)
Other expense, net          (205)     (1,572)       (167)     (1,496)
                      ----------- ----------- ----------- -----------
Income before income
 tax provision and
 cumulative
 effect of change
 in accounting
 principle                26,411      30,576      49,289      56,354

Income tax provision      (9,772)    (11,405)    (18,237)    (20,981)
                      ----------- ----------- ----------- -----------
Income before
 cumulative effect of
 change in
 accounting
 principle                16,639      19,171      31,052      35,373

Cumulative effect of
 change in accounting
 principle, net of
 tax expense of $166           -           -         282          -
                      ----------- ----------- ----------- -----------

Net income               $16,639     $19,171     $31,334     $35,373
                      =========== =========== =========== ===========

Basic earnings per
 common share:
Income before
 cumulative effect of
 change in
 accounting
 principle                $ 0.39      $ 0.40      $ 0.73      $ 0.78
Cumulative effect of
 change in accounting
 principle                     -           -         .01           -
                      ----------- ----------- ----------- -----------
Net income per common
 share                     $0.39       $0.40       $0.74       $0.78
                      =========== =========== =========== ===========

Diluted earnings per
 common share(a):
Income before
 cumulative effect of
 change in
 accounting
 principle                $ 0.37      $ 0.39      $ 0.69      $ 0.75
Cumulative effect of
 change in accounting
 principle                     -           -         .01           -
                      ----------- ----------- ----------- -----------
Net income per common
 share                     $0.37       $0.39       $0.70       $0.75
                      =========== =========== =========== ===========

Shares used in the
 per share
 calculations:
Basic                 42,397,502  47,425,227  42,260,726  45,233,354
                      =========== =========== =========== ===========
Diluted               49,199,573  49,443,469  49,093,940  49,692,267
                      =========== =========== =========== ===========


Supplemental information:
Operating income before
 depreciation and
 amortization(b)         $48,277     $54,227     $92,029    $102,828


(a) Diluted earnings per share assumes conversion of the 5.5% Convertible Subordinated Notes due 2006. The interest expense related to these notes, net of tax effects, for the three months ended June 30, 2003 and 2004 was $1,476 and $231, respectively, and for the six months ended June 30, 2003 and 2004 was $2,951 and $1,707, respectively.

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation
    Schedule.


                        WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
          (in thousands, except share and per share amounts)


                                              December 31,   June 30,
                                                   2003        2004
                                             ------------- -----------
ASSETS
Current assets:
 Cash and equivalents                              $5,276      $5,569
 Accounts receivable, less allowance for
  doubtful accounts of $2,570 and $2,267
  at December 31, 2003
  and June 30, 2004, respectively                  72,474      75,965
 Prepaid expenses and other current assets         11,270      10,590
                                             ------------- -----------
  Total current assets                             89,020      92,124

Property and equipment, net                       613,225     629,127
Goodwill, net                                     590,054     603,141
Intangible assets, net                             64,784      69,008
Restricted cash                                    17,734      13,994
Other assets, net                                  21,135      21,037
                                             ------------- -----------
                                               $1,395,952  $1,428,431
                                             ------------- -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                 $38,682     $40,499
 Accrued liabilities                               31,920      31,563
 Deferred revenue                                  23,738      25,560
 Current portion of long-term debt and notes
  payable                                           9,740       8,624
                                             ------------- -----------
       Total current liabilities                  104,080     106,246

Long-term debt and notes payable                  601,891     467,425
Other long-term liabilities                         8,400       8,003
Deferred income taxes                             120,162     130,200
                                             ------------- -----------
      Total liabilities                           834,533     711,874

Commitments and contingencies
Minority interests                                 23,925      23,682

Stockholders' equity:
Common stock: $0.01 par value; 50,000,000
 and 100,000,000 shares authorized at
 December 31, 2003 and June 30, 2004,
 respectively; 43,000,182 and 47,978,277
 shares issued and outstanding at December
 31, 2003 and June 30, 2004, respectively             430         480
Additional paid-in capital                        348,003     467,024
Deferred stock compensation                          (436)     (2,176)
Retained earnings                                 189,094     224,467
Accumulated other comprehensive income                403       3,080
                                             ------------- -----------
 Total stockholders' equity                       537,494     692,875
                                             ------------- -----------
                                               $1,395,952  $1,428,431
                                             ------------- -----------


                        WASTE CONNECTIONS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2003 AND 2004
                              (Unaudited)
                        (Dollars in thousands)


                                                    Six months ended
                                                        June 30,
                                                   ------------------
                                                      2003      2004
                                                   -------- ---------
Cash flows from operating activities:
Net income                                         $31,334   $35,373
Adjustments to reconcile net income to
  net cash provided by operating activities:
 Loss (gain) on disposal of assets                     219       (92)
 Depreciation                                       21,198    26,054
 Amortization of intangibles                           664     1,241
 Deferred income taxes                               9,118     9,896
 Minority interests                                  4,875     5,685
 Cumulative effect of change in accounting
  principle                                           (448)       --
 Amortization of debt issuance costs                 1,182     1,388
 Stock-based compensation                               55       453
 Interest income on restricted cash                   (189)     (153)
 Closure and post-closure accretion                    223       205
 Net change in operating assets and liabilities,
  net of acquisitions                                5,503     4,098
                                                   -------- ---------
Net cash provided by operating activities           73,734    84,148
                                                   -------- ---------
Cash flows from investing activities:
   Payments for acquisitions,
    net of cash acquired                           (21,074)  (12,373)
   Capital expenditures for property
    and equipment                                  (30,772)  (33,895)
   Proceeds from disposal of assets                    526       752
   Net change in other assets                       (1,719)    3,949
                                                   -------- ---------
Net cash used in investing activities              (53,039)  (41,567)
                                                   -------- ---------

Cash flows from financing activities:
   Proceeds from long-term debt                     27,000   107,500
   Principal payments on notes payable and long-
    term debt                                      (48,153) (134,960)
   Distributions to minority interest holders       (4,606)   (5,929)
   Proceeds from option and warrant exercises        7,050    19,278
   Payments for repurchase of common stock              --   (27,910)
   Debt issuance costs                                 (53)     (267)
                                                   -------- ---------
Net cash used in financing activities              (18,762)  (42,288)
                                                   -------- ---------

Net increase in cash and equivalents                 1,933       293
Cash and equivalents at beginning of period          4,067     5,276
                                                   -------- ---------
Cash and equivalents at end of period               $6,000    $5,569
                                                   -------- ---------


                         ADDITIONAL STATISTICS
                   THREE MONTHS ENDED JUNE 30, 2004
                        (Dollars in thousands)


Internal Growth

The following table reflects revenue growth for operations owned for at least 12 months:

Price                                      2.6%
Volume                                     1.3%
Recycling                                  0.9%
                                           ----
Total                                      4.8%


Uneliminated Revenue Breakdown:

Collection                             $119,897      64.9%
Disposal and Transfer                    56,797      30.8%
Recycling and Other                       8,028       4.3%
                                       --------     -------
Total                                  $184,722     100.0%

Inter-company elimination               $24,161


Days Sales Outstanding: 43.2

Internalization: 68%

Other Cash Flow Items:

    Cash Interest Paid:     $9,076

    Cash Taxes Paid:        $7,490

Debt to Capitalization: 40.7%

Total Debt divided by Total Debt plus Total Stockholders' Equity:
($467,425 + $8,624) / ($467,425 + $8,624 + $692,875) = 40.7%


                   NON-GAAP RECONCILIATION SCHEDULE
               THREE AND SIX MONTHS ENDED JUNE 30, 2004
          (in thousands, except share and per share amounts)


Operating income before depreciation and amortization and free cash flow, each a non-GAAP financial measure, are provided supplementally because they are widely used by investors as valuation, liquidity and financial performance measures in the solid waste industry. These measures should be used in conjunction with GAAP financial measures. Management uses operating income before depreciation and amortization and free cash flow as two of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate operating income before depreciation and amortization and free cash flow differently.

Operating income before depreciation and amortization reconciliation:


                                 Three Months Ended  Six Months Ended
                                      June 30, 2004     June 30, 2004
                                 ------------------ -----------------
Operating income                           $40,376           $75,533
Depreciation and amortization               13,851            27,295
                                 ------------------ -----------------
Operating income before
 depreciation and amortization             $54,227          $102,828
                                 ------------------ -----------------
Operating income before
 depreciation and amortization
 as % revenues                                33.8%             33.2%

Free cash flow reconciliation:

                                 Three Months Ended  Six Months Ended
                                      June 30, 2004     June 30, 2004
                                 ------------------  ----------------
Net cash provided by operating
 activities                                $36,259           $84,148
Plus proceeds from disposal of
 assets                                        568               752
Less: Capital expenditures                 (18,267)          (33,895)
Less: Distributions to minority
 interest holders                           (2,989)           (5,929)
                                 ------------------  ----------------
Free cash flow                             $15,571           $45,076
                                 ------------------  ----------------

Free cash flow as % revenues                   9.7%             14.5%


Net income and EPS adjusted to exclude the cost for early extinguishment of debt are provided as a measure of our operating performance on a more comparable basis to historical periods. The item excluded is financing related and may not occur in every reporting period. Therefore, management evaluates net income and EPS performance excluding this item to evaluate and monitor the ongoing financial performance of our operations. These measures should be used in conjunction with GAAP net income and EPS.

Net income and EPS reconciliation:

                                Three Months Ended   Six Months Ended
                                     June 30, 2004      June 30, 2004
                                ------------------ ------------------
Income before cumulative effect
 of change in accounting principle        $19,171            $35,373
After-tax cost for early
 retirement of debt                         1,125              1,125
                                ------------------ ------------------
Net income excluding cost for
 early retirement of debt                 $20,296            $36,498
                                ------------------ ------------------

Diluted shares used in the per
 share calculation:                    49,443,469         49,692,267

Diluted EPS excluding cost for
 early retirement of debt:                  $0.42              $0.77


    Diluted earnings per share assumes conversion of the 5.5%
    Convertible Subordinated Notes due 2006 prior to its redemption on April 15, 2004. The interest expense related to these notes, net of tax effects, for the three and six months ended June 30, 2004 was $231 and $1,707, respectively.

    CONTACT: Waste Connections, Inc.
             Worthing Jackman, 916-608-8266
             worthingj@wasteconnections.com